Exhibit 10.9

LEASE

THIS LEASE is made and executed this 20th day of March, 2002, between BAKER-WILCOX, L.L.C. a Michigan limited liability company, of Suite 1, 4380 Brockton SE, Grand Rapids, Michigan 49512, as “Landlord”, and CORIUM INTERNATIONAL, INC., a Delaware corporation, of 4550 Airwest Drive, Suite A, Grand Rapids, MI 49512, as “Tenant”.

1.                                      Leased Premises.  Landlord is the owner of the real property located at 4558 —  50th Street SE in the City of Kentwood, Kent County, Michigan and more particularly described on attached Exhibit A (the “Property”).  Landlord has constructed a single story building (containing approximately 65,000 square feet of floor area) (the “Building’’) and other related improvements (the “Improvements”) on the Property.  Landlord LETS AND LEASES to Tenant, and Tenant HIRES AND LEASES from Landlord, that portion of the Building; containing approximately 65,000 square feet of floor area, more particularly described on attached Exhibit B (the “Leased Premises”), at the rents and under the terms and conditions set forth in this Lease.  Tenant acknowledges that the Property and the Leased Premises are subject to a Communications Site Lease Agreement with Nextel for a portion of the Property, as depicted on Exhibit B.  Tenant further acknowledges that Nextel will construct a communications tower on that site and that this Lease is subject to the terms and conditions of the Communications Site Lease Agreement and all other interest, easements, encumbrances, reservations or limitations of record.

2.                                      Purpose of Occupancy.  Tenant shall occupy and use the Leased Premises for office and warehousing, packaging and assembly purposes and for any related purpose, but for no other purpose without the written consent of Landlord, which consent shall not be unreasonably withheld.  The Leased Premises shall not be used for any purpose which would violate any law, ordinance, rule or regulation or the terms of any restrictive covenant applicable to the Building, nor in any way to create any nuisance or trespass, nor in any way to violate the terms of a standard form policy of insurance or increase the rate of insurance under any such policy of insurance on the Building or the Leased Premises.

3.                                      Term of Lease; Renewal Term.  The term of this Lease shall commence on or around May 1, 2002 (the “Commencement Date”), and shall continue for seven (7) years there after unless sooner terminated as provided in this Lease.  Tenant’s taking possession of the Leased Premises shall constitute Tenant’s acceptance of the Leased Premises in their “as is” condition, subject only to the other terms and conditions of this Lease.  At the request of Landlord, Tenant shall execute and deliver to Landlord the Acceptance of Premises form attached to this Lease as Exhibit C.

Provided Tenant is not then in default in the performance of any of its covenants and agreements under this Lease, Tenant may renew this Lease for one (1) additional five (5) year term, upon the same terms and conditions as provided in this Lease except as to rent which shall be adjusted as provided in Paragraph 4, below.  In order to exercise such renewal rights, Tenant shall serve Landlord with written notice of Tenant’s election to renew not less than six (6) months prior to the end of the term of this Lease or each renewal term, as the case may be.

4.                                      Rent.  Tenant covenants and agrees to pay Landlord as rent for the Leased, Premises during the term of this Lease and any renewal term as follows:

(a)                                 Base Rent.  As Base Rent, Tenant shall pay an amount equal to $237,240.00 per year, payable in equal monthly installments of $19,770.00, subject, however, to adjustment as provided under Paragraph 4(b), below.  Base Rent for the first 6 month of the lease shall be $9,770.00 per month.  Beginning November l, 2002 $60,000 shall be amortized as additional rent at a rate of 7.5% over the remaining lease term of seventy-eight (78) months in the amount of $974.26 per month.  Base Rent and additional rent shall be paid in advance on the first day of each month during the term and any renewal term of this Lease; provided, however, that Base Rent for the first full month of the term of this Lease shall be paid upon the execution of this Lease.  Moreover, in the event the Commencement Date is any day other than the first day of a month, Tenant shall pay to Landlord on the Commencement Date a prorated portion of the monthly Base Rent for the period from the Commencement Date to the first day of the following month.

(b)                                 CPI Adjustments.  The Base Rent paid by Tenant shall be adjusted upward, but never downward, effective as of the first anniversary of the Commencement Date (or the first day of the thirteenth month after the Commencement Date in the event the Commencement Date is a date other than the first day of a calendar month) and on the same day of each year thereafter during the term and any renewal term of this Lease to reflect the increase, if any, in the Consumer Price Index (All Cities, All Urban Consumers, All Items, 1982-1984=100) (subsequently referred to as “CPl-U”) or its successor Consumer Price Index, as published by the United States Bureau of Labor Statistics.  This adjustment shall be computed by adding to the Base Rent an amount determined as follows: i) the CPI-U index number for second month preceding the Commencement Date (“Initial Index Number”) shall be subtracted from the CPI-U index number for the second month immediately preceding the effective date of increase; ii) the resulting amount shall be divided by the Initial Index Number and reduced to a decimal equivalent; iii) the resulting decimal shall be multiplied by the Base Rent.  The Base Rent, as adjusted, shall be paid in equal monthly installments as provided in Paragraph 4(a), above.  Adjustments shall not exceed four percent (4%) per annum.

If the CPI-U is changed so that the base year differs from that used for the Initial Index Number, the CPI-U shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics.  If the CPI-U is discontinued or revised during the term of this Lease or any renewal term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same results as would be obtained if the CPI-U had not been discontinued or revised.

(c)                                  Additional Rent.  Tenant shall also pay to Landlord as additional rent its pro rata share of the operating expenses for the Property, Building and Improvements (the “Operating Expenses”).  Tenant’s pro rata share shall be based upon the ratio of the number of square feet of floor area of the Leased Premises to the number of square feet of leasable floor area in the Building, which will be approximately 65,000 square feet.  Consequently, Tenant’s pro rata share of Operating Expenses shall be 100% percent.

As used in this Paragraph 4, “Operating Expenses” shall include all costs of operating and maintaining the Property, Building and Improvements, including, without limitation, the following costs and expenses incurred by Landlord: all property taxes and assessments, real, personal, general and special; utility costs and expenses including water, sewer, electricity, gas and other sources of power for heating; lighting, ventilating or air conditioning, except when separately billed to a tenant of the Building; property management fees; insurance premiums; janitorial services contracted for by Landlord and/or wages, salaries, fringe benefits, and applicable taxes on the employer for services related to the Property, Building and Improvements performed by Landlord’s employees; supplies consumed in connection with cleaning, maintenance and repair; snow removal, lawn care, landscaping, parking, and other exterior grounds maintenance and repair; and all installation, maintenance, repair and replacement costs.  “Operating Expenses” shall not include any alterations to meet the specific needs of other tenants of the Building, any capital improvements defined as such in accordance with generally accepted accounting principles or leasing commissions, if any.

Such additional rent shall be computed on the basis of each calendar year and shall be adjusted as of January 1 of each year during the term of this Lease.  Tenant shall pay its share of the Operating Expenses in monthly installments on or before the first day of each calendar month, in advance, in an amount estimated by Landlord each year without any deduction or setoff whatsoever beginning on the Commencement Date of this Lease.  Within sixty (60) days after the end of each calendar year, Landlord shall furnish Tenant with a written statement itemizing the Operating Expenses for that calendar year, and a written statement of the amount of the Tenant’s share of said Operating Expenses.  If the total amount paid by Tenant for the prior calendar year shall be less than the actual amount due from Tenant for that year, Tenant shall, within ten (10) days after written notice, pay to Landlord the difference between the amount paid by Tenant and the actual amount due; if the total amount paid by Tenant for the prior calendar year exceeds the actual amount due from Tenant for that year, Tenant shall receive a credit for such amount against rent to become due under this Lease, or if the Lease term has expired, a refund of such excess from Landlord.  Operating expenses for the year 2002 are estimated at $1.20 per square foot per attached exhibit ($6,500.00 per month).

(d)                                 Payment.  The monthly installments of rent and all other sums payable under this Lease by Tenant shall be paid to Landlord at Landlord’s address set forth above, or at such other address as Landlord may direct by written notice, without setoff, counter claim, recoupment, abatement, suspension or deduction.

5.                                      Taxes and Special Assessments.  Subject to Paragraph 4(c) above, Landlord shall pay and discharge all real property taxes and special assessments which may be levied against all or any portion of the Property, Building and Improvements during the term of this Lease.  Tenant shall pay and discharge all personal property taxes which may be levied against its furniture, equipment and other personal property located on the Leased Premises.

6.                                      Insurance and Indemnity.  Subject to Paragraph 4(c) above, Landlord shall keep the Property, Building and Improvements insured with an insurance company rated by A.M.  Best as A- or better against the following:

(a)                                 “All Risk” coverage in the amount of the full replacement cost of the Building and Improvements.

(b)                                 public liability and property damage insurance with coverage of at least One Million Dollars ($1,000,000.00) on a combined single limit basis.

All such policies of insurance shall be payable to Landlord or as Landlord specifies.

Tenant shall indemnify Landlord against and save Landlord harmless from any liability or claim for damages which may be asserted against Landlord by reason of any accident or casualty occurring in, on or about the Leased Premises or otherwise arising from Tenant’s use and occupancy of the Leased Premises except such as arise from the negligence of Landlord, its agents or employees.  Tenant, at its expense, shall obtain public liability insurance for the benefit of itself and Landlord and naming Landlord as an additional party insured and loss payee on the policies with limits in amounts of not less than One Million Dollars ($1,000,000.00) for injury or death of any one person and not less than One Million Dollars ($1,000,000.00) for damages to property resulting from one casualty, and One Million Dollars ($1,000,000.00) property damages in the aggregate.  Such policies of insurance shall provide that the coverage shall be primary irrespective of any liability insurance provided by Landlord pursuant to this Lease, or otherwise.  Tenant shall keep such insurance in force during the term of this Lease and deliver certificates of insurance to Lessor showing such coverage in companies satisfactory to the Landlord.  If Tenant shall fail to do so, Landlord may obtain the insurance and charge the cost to Tenant as additional rental.

Tenant, at its expense, shall keep all of its furnishings, equipment and other personal property located on the Leased Premises fully insured against loss or damage by fire and those risks covered by “extended coverage” as provided in a Michigan standard fire insurance policy.  Such policy of insurance shall be payable to Tenant or as Tenant specifies.  Tenant hereby releases Landlord from y and all liability for any damage to or loss of such personal property from any cause whatsoever except to the extent such loss or damage is the result of the negligence of Landlord, its agents or employees and is not otherwise covered by insurance required to be carried by Tenant under this Lease.

7.                                      Waiver of Subrogation.  Each policy of insurance authorized or required of either party under this Lease shall contain a clause or endorsement under which the insurer waives all right of subrogation against the other party, its agents and employees with respect to losses payable under such policy, and each party hereby waives all right of recovery it might otherwise have against the other party, its agents and employees for any loss or injury which is covered by such a policy of insurance, notwithstanding that such loss or injury may result from the negligence or fault of such other party, its agents or employees.

8.                                      Utilities.  Tenant shall pay all charges for utility services provided to the Leased Premises which are separately metered.  Subject to Paragraph 4(c) above, Landlord shall pay all charges for all other utility services necessary for the reasonable use and operation of the Leased Premises and the Building and Improvements.  Landlord shall not be liable in damages or otherwise for any interruptions or failure in the supply of any utilities or utility service to the

Leased Premises except such failure or interruption which results from the negligence of Landlord, its agents or employees.

9.                                      Maintenance and Condition of Leased Premises.  Tenant, at its expense, shall keep the interior of the Leased Premises in good maintenance , condition, and repair, reasonable wear and tear excepted, including, without limitation, the maintenance, repair and replacement of all HVAC, plumbing and electrical systems serving the Leased Premises, and perform all other maintenance, repair and replacement upon the Leased Premises, the Property, Building and Improvements necessitated by the acts or neglects of Tenant, its agents, employees or invitees.  Subject to Paragraph 4(c) above, all other necessary maintenance, repair and replacement of the Property, Building and Improvements shall be performed by Landlord.  Tenant shall promptly notify Landlord in writing of any defective condition known to it which Landlord is required to repair or replace and failure to so report such defect shall make Tenant responsible to Landlord for any additional loss or aggravation of loss incurred by Landlord by reason of Tenant’s failure to notify Landlord.

Tenant shall keep the Leased Premises in a neat and clean condition, shall not allow refuse to accumulate, and shall conduct its business in such a manner that the risk of fire to the Leased Premises shall not be increased beyond the hazard normal and usual for its type of business.

10.                               Alterations.  Tenant shall not make or permit to be made any alterations, .  additions or improvements in, upon or to the Leased Premises, or any part of the Leased Premises, without the prior written consent of Landlord.  In the event such consent is obtained, all such alterations, additions or improvements shall be performed at the expense of Tenant in a good, workmanlike manner, free from faults and defects and in accordance with all applicable laws and building codes and plans and specifications approved by Landlord.  Tenant shall not allow any construction liens to attach to the Leased Premises or the Property, Building or Improvements in connection with any such alteration, and the failure of Tenant to have any such lien released within ten (10) days after written notice from Landlord shall constitute a default under this Lease.  In addition, Tenant shall indemnify, defend and hold Landlord harmless from any and all costs and expenses incurred by Landlord in connection with such construction liens, including, without limitation, attorneys fees and costs of litigation.  All alterations, additions or improvements (except trade fixtures) so made and installed by Tenant shall become part of the realty, shall become the property of Landlord and shall remain for the benefit of Landlord at the end of the term or other expiration of this Lease in as good condition as they were when installed, reasonable wear and tear excepted; provided, however, that any such alteration, addition or improvement remaining at the end of the term or other expiration of this Lease, shall upon demand made by Landlord, be removed by Tenant, at Tenant’s expense, and Tenant shall repair any damage caused by such removal, restoring the Leased Premises to their condition prior to the making of such alteration, addition or improvement.

11.                               Performance by Landlord.  In the event Tenant fails to perform any of its covenants and agreements as set forth in this Lease and such failure continues for a period of ten (10) days after written notice from Landlord (except that no such notice shall be required in emergency situations), Landlord shall have the option to undertake such performance for Tenant, and the costs and expenses reasonably incurred by Landlord by reason of such undertaking shall be due and payable forthwith by Tenant to Landlord as additional rent under this Lease.

12.                               Compliance with Public Authority Requirements.  Tenant agrees, at its own expense, to promptly comply with all requirements of any legally constituted public authority made necessary by reason of Tenant’s occupancy of the Leased Premises, including, without limitation, the Americans with Disabilities Act.  Landlord shall deliver Leased Premises as of the “Commencement Date” to Tenant fully complying with all requirements of any legally constituted public authority made necessary by reason of initial occupancy including, without limitation, the Americans with Disability Act.

13.                               Hazardous Materials.

(a)                                 Definitions.  For purposes of this Lease, the terms “Hazardous Materials” and “Relevant Environmental Laws” shall be defined as follows:

(i)                                     “Hazardous Materials” shall mean all solids, liquids and gasses, including but not limited to solid waste, asbestos, crude petroleum and petroleum fractions, toxic chemicals, polychlorinated biphenyls, paint containing lead, volatile organic chemicals, chlorinated organic compounds, and urea formaldehyde foam insulation, which are governed or regulated by Relevant Environmental Laws.

(ii)                                  “Relevant Environmental Laws” shall include but not be limited to all federal, state or local laws, rules, regulations, orders or determinations established or issued by any judicial, legislative or executive body, of any governmental or quasi-governmental entity which govern or regulate the existence, storage, use, disposal, or release of any solid, liquid or gas on, in or under the Leased Premises, or which govern or regulate the environmental effect of any activity currently or previously conducted on the Leased Premises.

(b)                                 Tenant’s Obligations; Indemnification.  Tenant shall not, nor shall it permit its employees, business invitees, contractors or subcontractors (collectively “Tenant s Agents”), to bring upon, keep, store, use, or dispose of any Hazardous Materials on, in, under, or about the Leased Premises, the Property, Building or Improvements or any adjacent property except in complete compliance with all Relevant Environmental Laws.  Tenant shall, at its sole cost and expense and upon the demand of Landlord, cause all Hazardous Materials spilled, disposed of or otherwise released by Tenant or its Agents in, on, under or about the Leased Premises, the Property, Building or Improvements or any adjacent property to be cleaned-up and removed from the Leased Premises, the Property, Building, Improvements and the adjacent property to Landlord’s satisfaction and in full compliance with the Relevant Environmental Laws.  In addition, Tenant shall defend, indemnify, protect, and hold Landlord harmless from and against all claims, costs, fines, judgments, and liabilities, including attorney fees and costs and clean-up and other remediation costs and expenses, arising out of or in connection with the presence, storage, use, or disposal of Hazardous Materials in, on, under, or about the Leased Premises, the Property, Building, improvements or any adjacent property caused by the acts, omissions, or negligence of Tenant and/or Tenant’s Agents.  Tenant’s obligations hereunder shall survive the termination of this Lease.

(c)                                  Landlord’s Obligations; Indemnification.  Neither Landlord nor Landlord’s employees, business invitees, agents, contractors, or subcontractors (collectively “Landlord’s Agents”) shall bring upon, keep, store, use, or dispose of any Hazardous Materials in, on, under, or about the Leased Premises, the Property, Building or Improvements or any adjacent property except in complete compliance with all Environmental Laws.  Landlord shall indemnify, defend, protect, and hold Tenant and Tenant’s Agents harmless from and against any and all claims, costs, fines, judgments, and liabilities, including attorney fees and costs, arising out of or in connection with the presence of Hazardous Materials in, on, under, or about the Leased Premises, the Property, Building or Improvements or any adjacent property on the Commencement Date or introduced in, on, under, or about the Leased Premises, the Property, Building or improvements or any adjacent property subsequent to the Commencement Date due to the acts, omissions, or negligence of Landlord or Landlord’s Agents.  Landlord’s obligations hereunder shall survive the termination of this Lease.

14.                               Damage to Leased Premises.  In the event the Leased Premises or Building are damaged by fire, the elements, acts of God, or other cause to such extent that the Leased Premises are rendered untenantable by Tenant or more than fifty percent (50%) of the Building is rendered untenantable, and in the event Landlord elects not to rebuild the Leased Premises and Building as they existed prior to the damage or in some other manner satisfactory to Tenant and Landlord, then Landlord, within thirty (30) days of the date the damage occurred, shall notify Tenant in writing of such election, and this Lease shall be canceled as of the date the damage occurred, and Landlord and Tenant shall have no further obligations by reason of its provisions.  In the event Landlord elects to rebuild the Leased Premises and Building as they existed prior to the damage or in some other manner satisfactory to Tenant and Landlord, then Landlord shall commence such rebuilding within thirty (30) days of the date of such damage and shall continue and complete such rebuilding as promptly as possible.  Upon completion of such rebuilding, this Lease shall be reinstated in all of its terms; provided, however, the rent shall abate in full during the period of such rebuilding.

In the event the Leased Premises or Building are not damaged to such extent that the Leased Premises are rendered wholly untenantable by Tenant and this Lease is not otherwise terminated as provided above, then Tenant shall continue to occupy those portions of the Leased Premises which are tenantable, the rent shall abate proportionately to the portions occupied, and Landlord shall promptly commence and complete repairs to the portions damaged.

In no event and under no circumstances shall Landlord be liable to Tenant for any loss occasioned by damage to the Leased Premises, other than for the abatement of rent as provided in this Paragraph 14, except to the extent of property damage resulting from the negligence of Landlord, its agents or employees which is not otherwise covered by insurance required to be carried by Tenant under this Lease.  Under no circumstances shall there be any abatement of rent under this Paragraph 14 if the damage to the Leased Premises is caused by the acts or negligence of Tenant, its agents, employees or invitees.

15.                               Eminent Domain.  In the event that the whole of the Leased Premises shall be taken or condemned for any public or quasipublic use or purpose by any competent authority in appropriation proceedings or by any right of eminent domain, then this Lease shall terminate as of the date title vests in the condemnor, all rents and other payments shall be paid up to that date, and Landlord and Tenant shall have no further obligations by reason of the provisions of this Lease.

In the event that less than the whole of the Leased Premises is so taken or condemned, then Landlord shall have the right to terminate this Lease upon written notice to Tenant given at least thirty (30) days prior to the date title vests in the condemnor, and this Lease shall terminate as of the date title vests in the condemnor, all rents and other payments shall be paid up to date, and Landlord and Tenant shall have no further obligations by reason of the provisions of this Lease.  In the event that Landlord does not elect to so terminate this Lease, Landlord, to the extent of the condemnation award, shall repair and restore the portion of the Leased Premises and Building not affected by the taking so as to constitute the remaining premises a complete architectural unit.  Thereafter, the rent to be paid by Tenant shall be adjusted proportionately according to the ratio that the floor area remaining in the Leased Premises bears to the former floor area in the Leased Premises, and all of the other terms of this Lease shall remain in full force and effect.

Tenant shall have no interest in any award resulting from any condemnation or eminent domain or similar proceedings whether such award be for diminution in value to the leasehold or to the fee of the Leased Premises, except that Tenant shall be entitled to claim, prove and receive in such proceedings such award as may be allowed it for loss of business, relocation, and for Tenant’s trade fixtures and personal property which are removable by Tenant at the end of the term of this Lease, provided such award shall be in addition to the award for land, buildings and other improvements.

16.                               Parking and Common Areas.  Tenant shall have the right to use the driveways, walkways and parking areas located adjacent to the Building (collectively “Common Areas”) in common with other occupants of the Building.  Landlord reserves the right in its absolute discretion to modify, change or alter any Common Area provided such change or alteration does not materially alter the amount of available parking space or the accessibility of the Leased Premises.

17.                               Defaults of Tenant.  The following occurrences shall be deemed defaults by Tenant:

(a)                                 Tenant shall fail to pay when due any rent or other sum payable under this Lease and such failure continues for five (5) days after written notice from Landlord.

(b)                                 Tenant shall abandon or vacate the Leased Premises before the end of the term or before the end of any renewal term of this Lease; or Tenant shall make a general assignment for the benefit of creditors or become bankrupt or insolvent, or file or have filed against it in any court a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee.

(c)                                  Tenant shall be in breach of any other obligation under this Lease, and such breach shall continue for thirty (30) days after written notice from Landlord.

18.                               Remedies of Landlord.  In the event of a default by Tenant, Landlord shall have the following rights and remedies in addition to all other rights and remedies otherwise available to Landlord:

(a)                                 Landlord shall be entitled to immediately accelerate upon written notice to Tenant the full balance of the rent payable for the remainder of the term, or renewal term, of this Lease; provided, however, such amount shall be reduced to present value as of the date of payment based on interest rate of seven percent (7%) per annum.

(b)                                 Landlord shall have the right to terminate this Lease upon written notice to Tenant without prejudice to any claim for rents or other sums due or to become due under this Lease.

(c)                                  Landlord shall have the immediate right of re-entry and may remove all persons and property from the Leased Premises.  Such property may be removed and stored at the cost of Tenant.  Should Landlord elect to re-enter as herein provided, or should Landlord take possession pursuant to legal proceedings, Landlord may either terminate this Lease or, from time to time, without terminating this Lease, relet the Leased Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord, in the exercise of its sole discretion, deems advisable, with the right to make alterations and repairs to the Leased Premises.  Upon each such reletting, (i) Tenant shall be immediately liable to pay to Landlord, in addition to any indebtedness other than rent due hereunder, the cost and expense of such reletting and of any such alterations and repairs incurred by Landlord, and the amount, if any, by which the rent reserved in this Lease for the period of the reletting as accelerated under Subparagraph (a) of this Paragraph, exceeds the amount agreed to be paid for rent for the Leased Premises by the reletting Tenant; or (ii) at the option of Landlord, rents received by Landlord from such reletting shall be applied first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting and of such alterations and repairs; third, to the payment of rent unpaid hereunder; and the residue, if any, held by Landlord and applied in payment of future unaccelerated rent as the same may become due and payable hereunder.

(d)                                 Landlord may immediately sue to recover from Tenant all damages Landlord may incur by reason of Tenant’s default, including the cost of recovering the Leased Premises, and including the rent reserved and charged in this Lease for the remainder of the stated term as accelerated under Subparagraph (a) of this Paragraph, all of which shall be immediately due and payable along with attorneys’ fees and Landlord shall have no obligation to relet.

19.                               Late Charge and Interest for Past Due Payments.  All installments of rent payable to Landlord under this Lease if not paid within seven (7) days after they become due shall be subject to a late charge equal to five percent (5%) of the installment amount.  In addition, any payment rent or other amount due from Tenant to Landlord which is not made when due under this Lease shall bear interest at the rate of eleven percent (11%) per annum from the date of nonpayment to the date of payment.

20.                               Legal Expenses.  In case suit shall be brought by either party to enforce the provisions of this Lease, the prevailing party in such action shall be entitled to recover all expenses so incurred, including reasonable attorneys’ fees.

21.                               Right of Access.  Tenant agrees to permit Landlord, and Landlord’s agents, to inspect or examine the Leased Premises at any reasonable time in a reasonable manner, for any emergency reason and to permit Landlord to make such repairs, decorations, alterations, improvements or additions in the Leased Premises, as Landlord may deem desirable or necessary or which Tenant has covenanted in this Lease to do but has failed to do, without the same being construed as an eviction of Tenant, in whole or in part, by reason of loss or interruption of the business of Tenant because of the prosecution of such work, and the rent due under this Lease shall in no way abate while such decorations, repairs, alterations, improvements or additions are being made.  Tenant shall have the right to accompany Landlord on any such inspections and examinations, which shall be scheduled to suit the reasonable convenience of both parties.

Landlord shall have the right to enter upon the Leased Premises at any reasonable time during the term, or any renewal term, of this Lease for the purpose of exhibiting the leased premise to prospective tenants or purchasers, provided advance notice is given to Tenant, and provided such exhibitions are scheduled to suit the reasonable convenience of both parties.  For a period commencing six (6) months prior to the termination of this Lease and any renewals, Landlord may also place signs in, or upon the Leased Premises to indicate that the same are for rent, which signs shall not be altered, removed, obliterated or hidden by Tenant.  Signs indicating the Leased Premises are for sale may be placed on the Leased Premises at any time.

22.                               Surrender of Leased Premises.  Tenant covenants and agrees to surrender possession of the Leased Premises to Landlord upon the expiration of the term of this Lease or any renewals or extensions of this Lease, or upon earlier termination of this Lease, in as good condition and repair as the same shall be at the commencement of the term of this Lease, or as the same may have been put by Landlord or Tenant during the continuance of this Lease and any renewals, or extensions, ordinary wear and tear excepted.  In addition, Tenant shall remove all of its property from the Leased Premises and shall repair any damage to the Leased Premises caused by such removal.

Any personal property of Tenant or of anyone claiming under Tenant which shall remain on the Leased Premises after the expiration or termination of this Lease shall be deemed to have been abandoned by Tenant, and either may be removed by Landlord as its property or may be disposed of in such manner as Landlord may see fit, and Landlord shall not be in any way responsible for such property.

23.                               Holding Over.  In the event Tenant shall continue to occupy all or any part of the Leased Premises after the expiration of the term, or any renewal term of this Lease with the consent of Landlord, such holding over shall be deemed to constitute a tenancy from month to month, upon the same terms and conditions as are contained in this Lease, except as to term; provided, however, if such holding over is without Landlord’s written consent, Tenant shall pay to Landlord as rent for each month, or part of a month, that Tenant remains in possession of the Leased Premises, one and one-half times the monthly rental rate in effect immediately prior to the date of termination.

24.                               Assignment and Sublease.  Tenant shall not assign this Lease, or sublease all or any part of the Leased Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld.  The sale or transfer of a majority of the equity ownership interests in Tenant in a single transaction or as the result of a series of transactions at any time during the term or any renewal term of this Lease shall constitute an assignment for purposes of this Paragraph.  No assignment of this Lease or subletting of the Leased Premises, with or without the consent of Landlord, and no course of dealing or other actions of Landlord after any such assignment or sublease shall serve to release Tenant from its obligations under this Lease unless such release is expressly set forth in a separate written agreement signed by Landlord.  In addition, the granting of consent by Landlord to an assignment or sublease in one case shall not constitute consent to any future assignment or sublease.

25.                               Subordination.  This Lease is and shall be subject and subordinate to any mortgage or mortgages now in force, or which shall at any time be placed upon the Leased Premises or the Building or any part thereof, and to each and every advance made pursuant to any such mortgage.  Tenant agrees that it will upon demand execute and deliver such instruments as shall be required by any mortgagee or proposed mortgagee, to confirm or to effect more fully such subordination of this Lease to the lien of any such mortgage or mortgages, and, in the event of the failure of Tenant to execute or deliver any such instrument, Tenant hereby irrevocably nominates and appoints Landlord as Tenant’s attorney-in-fact for the purpose of executing and delivering any such instrument or instruments of subordination.  Tenant’s refusal to execute or deliver such instrument shall also entitle Landlord, its successors and assigns, to elect that this Lease terminate upon the giving of a written notice as provided for in Paragraph l7(c).

26.                               Attornment.  In the event any proceedings are brought for the foreclosure of any mortgage covering the Leased Premises, or in the event of the conveyance by deed in lieu of foreclosure, or in the event of exercise of the power of sale under any such mortgage, or in the event of the sale or transfer of the Leased Premises by Landlord, Tenant hereby attorns to the new owner and covenants and agrees to execute an instrument in writing reasonably satisfactory to the new owner whereby Tenant attorns to such successor in interest and recognizes such successor as Landlord under this Lease.

27.                               Sale or Transfer by Landlord.  If Landlord shall sell or transfer the Leased Premises, Landlord shall be automatically and entirely released of all covenants and obligations under this Lease from and after the date of such conveyance or transfer, provided the purchaser on such sale has assumed and agreed to carry out all covenants and obligations of Landlord under this Lease.

28.                               Quiet Enjoyment.  On paying the rent and on performing all of the covenants and agreements on its part to be performed under the provisions of this Lease, Tenant shall peacefully and quietly have, hold and enjoy the Leased Premises for the term, and for any renewal term, of this Lease.

29.                               Benefit and Obligation.  The benefits of this Lease shall accrue to, and the burdens of this Lease shall be the liabilities of, the heirs, personal representatives, successors and assigns of Landlord and Tenant.

30.                               Notices.  All notices required under any provision of this Lease shall be deemed to be properly served if delivered in writing personally, or sent by registered or certified mail to each party at their address as stated above or at such other address as each party shall designate in writing delivered to the other party; provided, however, that after the Commencement Date, Tenant’s address for purposes of notice under this Lease shall be the Leased Premises unless Tenant otherwise directs by notice to Landlord.  All mailed notices shall be effective upon mailing.

31.                               Waiver.  The failure of either party to enforce any covenant or condition of this Lease shall not be deemed a waiver thereof or of the right of either party to enforce each and every covenant and condition of this Lease, and no provision of this Lease shall be deemed to have been waived unless such waiver is in writing.  One or more waivers of any covenant or condition by Landlord or Tenant shall not be construed as a waiver of a subsequent breach of the same covenant or condition nor shall the acceptance of rent or other payment by Landlord at any time when Tenant is in default under any term, covenant or condition of this Lease constitute a waiver of such default, nor shall any waiver or indulgence granted by either party be taken as an estoppel against the party granting the indulgence or waiver.

32.                               Unenforceability.  In the event any covenant, term, provision, obligation, agreement or condition of this Lease is held to be unenforceable, it is mutually agreed and understood, by and between the parties hereto, that the other covenants, terms, provisions, obligations, agreements and conditions herein contained shall remain in full force and effect.

33.                               Captions.  All headings contained in this Lease are intended for convenience only and are not to be deemed or taken as a summary of the provisions to which they pertain or as a construction thereof.

34.                               Governing Law.  This Lease shall be governed by the Jaws of the State of Michigan.

35.                               Tenant Finish Improvements; Additional Rent.  Within ten (10) days after the date of this Lease, Tenant shall provide Landlord with detailed plans and specifications for finishing the interior of the Leased Premises with the Tenant Finish Improvements described on attached Exhibit D (the “Tenant Finish Improvements”).  The plans and specifications for the Tenant Finish Improvements shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld.  Landlord shall cause the Tenant Finish Improvements to be substantially completed in accordance with the approved plans and specifications not later than May 1, 2002 after the approval of the plans and specifications and obtaining all necessary building permits; provided, however, the time for completion shall be extended for a reasonable period of time for any delays caused by weather conditions, labor disputes, material shortages, fire or other casualty, acts or omissions of Tenant, and other reasons which are beyond the reasonable control of Landlord.  On or before the Commencement Date, Tenant shall provide Landlord with a “punch list” of minor defects and repairs with respect to the Tenant Finish Improvements which are Landlord’s obligation to complete and do not arise from the acts or neglects of Tenant, its agents, employees, invitees or contractors.  All such punch list items shall be completed by Landlord as soon as reasonably possible.

For the Tenant Finish Improvements Tenant shall pay to Landlord an amount equal to the actual out-of-pocket costs to Landlord for the Tenant Finish Improvements (“Tenant Finish Costs”).  Tenant shall pay for the Tenant Finish Cost as outlined below in sub-paragraph (a) or (b).  In this regard, Tenant acknowledges that Landlord intends to use First Companies, Inc., an affiliate of one of the partners of Landlord, as the contractor for the Tenant Finish Improvements and to pay a contractor’s fee of five percent (5%) of construction costs related to the HVAC relocated and new HVAC which fee shall be included in the Tenant Finish Costs.  Tenant shall have the option to pay the Tenant Finish Costs either:

(a)                                 as a lump sum on or before the Commencement Date; or

(b)                                 as additional rent determined by amortizing (not to exceed $200,000) the Tenant Finish Costs over seven years (“Tenant Finish Rent”).  Such amortization shall be at a rate of interest equal to seven and one-half percent (7.5%).  Such Tenant Finish Rent shall be due and payable on the first day of each month during the initial term of this Lease and shall be paid in the same manner as Base Rent; provided, however, that Tenant shall have the right to pre-pay the unamortized balance of the Tenant Finish Rent in full at any time.

36.                               Landlord Improvements.  Landlord to clean warehouse floors, walls, and ceilings at Landlord cost, to the satisfaction of Tenant.

37.                               Additional Covenants of Tenant.  Tenant shall not perform or permit any of the following acts to be performed by Tenant or its agents, employees, or invitees without the written consent of the Landlord:

(a)                                 Occupy the Leased Premises in any other manner or for any other purpose than as set forth in this Lease.

(b)                                 Use the Leased Premises, Property, Building or Improvements or operate any machinery on the Leased Premises, Property, Building or improvements that, in Landlord’s reasonable opinion, is harmful to the Building or disturbing to tenants occupying other parts thereof.

(c)                                  Inscribe, paint or affix or permit to be inscribed, painted or affixed any sign, advertisement or notice on any part of the Building, inside or out, unless by a sign · painted by Landlord, and unless of such character, color, size or material, and in such place as shall first be approved by Landlord in writing.

(d)                                 Place any signaling, telegraphic, telephonic or other wires and instruments in the Leased Premises unless directed by Landlord as to where and how the same are to be placed, and, without such direction, no placement of any such apparatus shall be permitted; provided, however, Tenant shall be permitted to install standard telephone and computer lines at Tenant’s expense within Tenant’s leased area.

(e)                                  Use or allow to be used on the Leased Premises any article or substance having an offensive odor, such as, but not limited to ether, naphtha, phosphorus, benzol, gasoline, benzine, petroleum or any product thereof, crude or refined earth or coal oils, flashlight powder, or other explosives, kerosene, camphene, burning fluid or any dangerous, explosive or rapidly burning matter or material of any kind.

(f)                                   Use electricity in the Leased Premises in excess of the capacity of any of the electrical conductors and equipment in or otherwise serving the demised premises nor connect any additional fixtures, appliances or equipment other than lamps, typewriters, PC type desktop computers and similar small offices machines to the Building electric distribution system or make any alteration of addition to the electric system of the Leased Premises.

38.                               Signs.  Landlord shall have no obligation to provide any signs for Tenant or the Leased Premises.  All signs placed on the Leased Premises by Tenant shall conform to the same style, type, size and quality of other signs in or on the Building and shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld.  All signs approved by Landlord shall be erected at Tenant’s sole cost and expense, and in compliance with all applicable laws, ordinances, codes and regulations.  In addition, all such signs shall be removed by Tenant upon the termination of this Lease and all damages repaired at Tenant’s cost and expense.

39.                               Security Deposit.  As security for the payment and performance of its obligations under this Lease, Tenant has deposited with Landlord the sum of $19,770.00 (the “Deposit”).  The Deposit shall be held by Landlord, and, at Landlord’s discretion, applied to the payment of any amount due Landlord from Tenant which comes due under the terms of this Lease.  Any such use of the Deposit by Landlord shall not serve to cure or waive Tenant’s default, and such default shall not be deemed cured until the full amount of the Deposit has been restored to Landlord by Tenant.  Any unexpended portion of the Deposit shall be paid over to Tenant within thirty (30) days after the expiration or termination of this Lease and the performance by Tenant of all of its obligations under this Lease.

40.                               Additional Rights Reserved to Landlord.  Landlord shall have the right, but shall be under no obligation, to do the following things (at any time or times and from time to time) in or about the Leased Premises and the Building or adjacent property:

(a)                                 Make such reasonable rules and regulations as in its judgment may from time to time be necessary for the safety, care and cleanliness of the Leased Premises, the Building or Common Areas, and for the preservation of good order therein; provided, however, such rules and regulations shall not be inconsistent with the terms and conditions of this Lease.

(b)                                 Control and prevent access to any part of the Building or adjacent property by all persons whose presence in the reasonable judgment of Landlord, or Landlord’s employees, will be prejudicial to the safety, character, reputation or interest of the Building and its respective tenants.

41.                               Entire Agreement; Amendment.  This Lease contains all of the terms and conditions of the agreement of the parties concerning the Leased Premises.  This Lease may be amended only by a written agreement signed by both Landlord and Tenant.

42.                               Right of Expansion.  Provided that a) Tenant is in possession of the Leased Premises not having either assigned this Lease nor sublet any portion of the Leased Premises and

b) Tenant is not in default under the terms of the Lease, Landlord will, during the term of this Lease allow Tenant to expand in this facility, if available, or another facility affiliated with First Companies Inc., upon a six month notice from Tenant.  If any expansion deal is agreed upon, Lessee shall have the option to terminate this Lease subject to payment of unamortized rent or improvements.  If Landlord and Lessee are unable to mutually agree upon an expansion option, Lessee shall have the right to terminate this Lease.

43.                               Estoppel Certificates.  Upon or after execution of this Lease, at Landlord’s request, Tenant shall execute and deliver to Landlord a statement in writing, certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), the day to which the rent or other charges have been paid by Tenant in advance, if any, and stating that there is not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed.

IN WITNESS OF WHICH, Landlord and Tenant have executed this Lease at Grand Rapids, Michigan.

WITNESSES:

BAKER-WILCOX, L.L.C.

/s/ Jane Kershaw	By	/s/ Jenny Baker
Its Member

/s/ Debra Kerber

LANDLORD

WITNESSES:

CORIUM INTERNATIONAL, INC.

/s/ Jane Kershaw	By	/s/ Jon Durren
		Its	VP, CFO

/s/ Debra Kerber

TENANT

EXHIBIT A

DESCRIPTION OF PROPERTY

Lot 5, Falconcrest Industrial Park, part of the SE ¼, Section 25, T6N, R11W, City of Kentwood, Kent County, Michigan, according to the recorded plat thereof in Liber 88 of Plats, on Page 38.

EXHIBIT B

Site Plan
LEGEND
LOT 7
LOT 8
LOT 6
LOT 5
50TH STREET
Lease Area Detail
Parent Parcel Map

FAA COORDINATES & ELEVATION
(AT CENTER OF TOWER)

Certification:

[illegible]

Matthew Mokanyk

SITE INFORMATION

OWNER:	[illegible] L.L.C.
PARCEL ID NUMBER:	[illegible]
SITE ZONING:	I-PUD INDUSTRIAL
AREA OF LEASE SITE:	2500 SQ. FT.
APPROXIMATE AREA OF PARENT PARCEL:	[illegible] ACRES
DATE OF SURVEY:	[illegible]
BASIS OF ELEVATIONS:	[illegible]
BASIS OF BEARINGS:	LEGAL DESCRIPTION AS PROVIDED BY CLIENT

SURVEYOR'S NOTE

FLOOD PLAIN INFORMATION

ZONING INFORMATION:

TOWER SETBACKS:

NEXTEL

NEXTEL COMMUNICATIONS

STATE OF MICHIGAN
MATTHEW MOKANYK
PROFESSIONAL SURVEYOR
NO. 42083
LICENSED PROFESSIONAL SURVEYOR

LANDTECH

Professional Surveying & Engineering

SITE ID: MI-5512 B

SITE NAME: 52nd & E. PARIS AVE

SITE ADDRESS: 4556 50th St SE, KENTWOOD, MI 49512

Sheet Title: SURVEY PLAN

Sheet Number: S-1

ACCEPTANCE OF PREMISES

CORIUM INTERNATIONAL

It is agreed that the building and real estate as described in the Lease at 4558 50TH Street SE, Grand Rapids, MI 49512 is complete and ready for occupancy on the 1st day of May, 2002; and according to the terms of the Lease rent shall commence on this date of occupancy and the term of the Lease shall commence on the 1st day of May, 2001.

Lessee agrees, within ten (10) days of commencement of rent as specified above, to place all utility meters monitoring Lessee’s premises only in Lessee’s name so that Lessee is billed directly by the utility company for such costs.  Costs for utilities provided to Lessee from the commencement of Lessee’s rent to the time Lessee has placed meter in its own name shall be billed to the Lessee by the Lessor and such billing shall be paid by the Lessee within fifteen (15) days from date of billing.

Dated:	5/13/02

WITNESSES
/s/ Jane E Kershaw		By:	/s/ Jon Durren

			Its:	VP, CFO

Electric Meter #36313533                                Call Consumers Energy 1-800-477-5050

Electric Meter #51311503 ©

Gas Meter #9100696                                                              Call DTE Energy 1-800-477-4747-2,1,0

EXHIBIT D

TENANT FINISH IMPROVEMENTS

Relocation of HVAC

Installment of new HVAC

Other improvements subject to landlord approval not to exceed $200,000

EXHIBIT E

2002 OPERATING EXPENSE ESTIMATES

Water / Sewer	.04

Lawn	.04

Insurance	.07

Snow Removal	.03

Miscellaneous Repairs / HVAC maintenance	.02

Management	.11

Property Taxes	.89

Total	$1.20

Amendment to Lease

This addendum is to be an integral part of the Lease dated March 20, 2002 between BAKER-WILCOX, L.L.C., a Michigan limited liability company, of 4380 Brockton SE, Suite 1, Grand Rapids, Michigan, 49512 (“Landlord”) and CORIUM INTERNATIONAL, INC., of 4558 50TH Street SE, Grand Rapids, MI 49512 (“Tenant”).

NOW THEREFORE, Lessor and Lessee agree as follows:

1.                                      Tenant shall have Right of First Refusal to purchase the leased premises located at 4558 50th Street SE.  Landlord shall give notice of any offer together with a copy of the offer to Tenant.  The Tenant shall have fifteen (15) days after receipt of the notice in which to provide written notice to Landlord of agreement to purchase the leased premises on the same terms and conditions as stated in the offer.  The Tenant and Landlord shall have forty five (45) days from agreement to purchase in which to close the purchase.

2.                                      All other terms and conditions of the Lease dated March 20, 2002 shall remain the same.

Dated:	March 1, 2004

WITNESSES:		BAKER-WILCOX, L.L.C. (Lessor)
/s/ Jeff Baker		By	/s/ Jenny Baker
Its Member

CORIUM INTERNATIONAL, INC. (Lessee)

/s/ Jane E Kershaw		By	/s/ Jon Durren

Amendment to Lease #2

This addendum is to be an integral part of the Lease dated March 20, 2002 and Amendment to Lease date March 1, 2004 between BAKER-WILCOX, L.L.C., a Michigan limited liability company, of 4380 Brockton SE, Suite 1, Grand Rapids, Michigan, 49512 (“Landlord”) and CORIUM INTERNATIONAL, INC., of 4558 50th Street SE, Grand Rapids, MI 49512 (“Tenant”).

NOW THEREFORE, Landlord and Tenant agree as follows regarding the leased premises located at 4558 — 50th Street in Kentwood, Michigan:

1.                                      The lease term shall be extended through March 31, 2015 to be contiguous with the lease term for the leased premises located at 4524 50th Street.

2.                                      Upon execution of this Amendment to Lease, Tenant shall have one month free base rent and additional rent (operating expenses) beginning the 1st of the month following execution of this Amendment to Lease.

3.                                      All other terms and conditions of the Lease dated March 20, 2002 shall remain the same.

Dated:	March 22, 2007

WITNESSES:		BAKER-WILCOX, L.L.C. (Landlord)
		By	/s/ Jenny Baker
Its Member

CORIUM INTERNATIONAL, INC. (Tenant)

		By	/s/ Timothy Sweemer

AMENDMENT TO LEASE #3
4558 50th Street SE
Kentwood, Michigan

This Amendment to Lease #3 (this “Amendment”) is made effective July 13, 2012 by and between VIRTU BRUNSWICK ASSOCIATES, LLC, a Georgia limited liability company (“Landlord”) and CORIUM INTERNATIONAL, INC., a Delaware corporation (“Tenant”) with reference to the following facts and objectives:

RECITALS

A.                                    Tenant leases that building containing approximately 65,000 square feet of floor area and commonly known as 4558 50th Street SE, Kentwood, Michigan (the “Property”) from Landlord pursuant to that Lease dated March 20, 2002 between Tenant, as tenant, and Baker-Wilcox, LLC, a Michigan limited liability company, as landlord, as amended by that Amendment to Lease dated March 1, 2004, as further amended by that Amendment to Lease #2 dated March 22, 2007, and subject to that Subordination, Non-Disturbance and Attornment Agreement dated September 10, 2007 (the “Lease”).  Landlord is the successor in interest to Baker-Wilcox, L.L.C. in the Property.

B.                                    The term of the Lease is presently set to expire on March 31, 2015.

C.                                    Landlord and Tenant desire by this Amendment to extend the term of the Lease, provide additional options to extend the term of the Lease, adjust the rent to be paid during the extended term, and to make other modifications to the Lease on the terms and conditions set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual terms, covenants, and conditions contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1.                                          Extension of Lease Term.  The term of the Lease shall be extended to expire on March 31, 2025 (the “Extended Term”).

Section 2.                                          Options to Extend Term.  Tenant is hereby given two (2) successive options of five (5) years each to extend the Extended Term of the Lease on all of the provisions contained in the Lease following the expiration of the Extended Term (each, an “Option Period”).  To exercise an option for an Option Period, Tenant shall give Landlord written notice of its election not less than six (6) months nor more than one (1) year prior to the expiration of the Extended Term or the then-current Option Period, as the case may be. Upon timely and proper exercise of a renewal option, the Option Period shall commence immediately following the expiration of the Extended Term or the then-current Option Period. Time is of the essence of this option provision, and a material term hereof.  If Tenant fails to exercise a renewal option granted herein within the time period set forth herein, and by written notice in the manner set forth herein, Tenant’s right in the option and any future options shall be null, void, and of no

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further force and effect and the Lease shall expire at the end of the then-current term.  Tenant’s right to exercise any option and the effectiveness of any notice of exercise of any option is, in each instance, subject to the following conditions precedent:

(a)                                 The Lease shall be in full force and effect at the time notice of exercise of the renewal option is given.

(b)                                 The Lease shall be in full force and effect on the last day of the term during which notice of exercise of the renewal option is given.

(c)                                  Tenant shall have no right to exercise any renewal option during the period commencing on the day Landlord gives to Tenant a notice of default and continuing until the default alleged in said notice of default is cured to Landlord’s satisfaction; or during the period commencing on the day after any unpaid monetary obligation of Tenant to Landlord is due, without any necessity for notice thereof to Tenant, and continuing until said monetary obligation is paid in full.

Section 24 of the Lease governs the assignment and subletting of the Lease, including, without limitation, the options granted herein. The renewal options are not assignable separate and apart from the Lease. The Extended Term and any Option Period (if the option has been effectively exercised) are collectively referred to herein as the “Term.”

Section 3.                                          Base Rent.  The “Base Rent” and other amounts (including, amortized payments of tenant improvements, if any) currently payable under the Lease shall remain in effect through March 31, 2015, including rental adjustments as contemplated in the Lease for the period through March 31, 2015.  The Base Rent applicable to the period commencing April 1, 2015 and ending March 31, 2017 shall be $295,750.00 per year, payable in substantially equal monthly installments of $24,645.83 in advance on the first day of each calendar month.

Section 4.                                          Rental Adjustments.  Effective April 1, 2015, the Base Rent shall no longer be subject to Consumer Price Index-based adjustments.  The Base Rent provided in Section 3 above shall be adjusted on April 1, 2017, and on each April 1 thereafter throughout the remainder of the term of the Lease including any Option Period (each, an “Adjustment Date”) to an amount equal to 102% of the Base Rent in effect immediately before the Adjustment Date.

Section 5.                                          Landlord Work.  Landlord shall provide, at Landlord’s sole cost and expense, new paint and carpet in the approximately 6,500 square foot existing office area within the Premises (the “Landlord’s Work”). Landlord shall substantially complete Landlord’s Work within sixty (60) days of the date of this Amendment.  The parties shall promptly confer regarding colors and materials and Landlord shall take Tenant’s preferences into account when making selections.  The parties shall also coordinate the timing of the Landlord’s Work so as to not unreasonably interfere with Tenant’s use and occupancy of the Premises; provided that Landlord’s Work will likely be performed during normal business hours and Tenant acknowledges that disruption normally and customarily associated with work of the same type as Landlord’s Work will likely be encountered by Tenant.

Section 6.                                          Lease Remains in Effect.  Except to the extent specifically modified by this Amendment, the Lease remains in full force and effect, including, without limitation, the

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rights of first refusal granted thereunder.

Section 7.                                          Counterparts.  This Amendment may be executed in counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 8.                                          Lender Consent.  This Amendment is contingent upon Landlord’s ability to obtain its lender’s written consent and agreement to the terms and conditions set forth in this Amendment.

Section 9.                                          Brokers.  Each party under this Amendment represents and warrants that, except for Colliers International and First Companies (collectively, the “Brokers”), it has dealt with no broker in connection with this Amendment and agrees to hold harmless and indemnify the other from and against any broker’s claim for any commission asserted against the other by virtue of a contract or agreement made or asserted to have been made by the indemnitor related to this Lease.  The brokerage commission due to the First Companies by virtue of a separate contract between Landlord and First Companies shall be paid by Landlord.  The Landlord shall not have any obligation to pay any brokerage commission to Colliers International arising out of this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first set forth above.

LANDLORD:			TENANT:

Virtu Brunswick Associates, LLC,			Corium International, Inc.,
a Georgia limited liability company			a Delaware corporation

By:	Virtu Investments, LLC,
an Arizona limited liability company,
		as the Manager	By:	/s/ Timothy Sweemer
Timothy Sweemer, CFO

	By:	/s/ Michael Green
Michael Green, Manager

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